UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  June 26, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


    Michigan                           001-32428                 30-0030900
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 26, 2007, the Registrant consummated, pursuant to a Financing Agreement and other investment documents, a second closing in the amount of $538,000 representing a sale of Units comprised of promissory notes (the "Notes") and shares of common stock ("Bridge Shares"), for a total of $1,038,000 for the first and second closings. Under the Financing Agreement, the Registrant is offering up to $1,700,000 in Notes and common stock (the "Financing"). For every dollar loaned, investors received a Note, with a maturity date of December 17, 2007, at an interest rate of 12% per annum, together with one and one-half shares of common stock (a portion of which is subject to stockholder approval under the American Stock Exchange). The maturity date of the Notes may be extended at the Registrant's request and with the concurrence of the lead investor, High Capital Funding, LLC, in one-month increments for up to six months, during which time the interest rate increases to 13% per annum and the investors shall be entitled to an additional one-quarter share of the Registrant's common stock for each month (subject to stockholder approval under American Stock Exchange rules). In the event the Notes are not paid at the maturity date, default interest shall be payable at 18% per annum, up to 24% per annum in the event that the Notes are not paid in full and the Registrant fails to obtain stockholder approval, if then required under a listing agreement with a securities exchange. In the event the Notes are not paid in full on or before the third business day following the closing of a Qualified Offering (as defined in the Financing Agreement), the Note holders shall be entitled to an additional one-quarter share of the Registrant's common stock for each month, or part thereof, for each dollar of principal until (i) payment in full, or (ii) the date upon which Conversion Shares (defined below) may be sold without restriction under Rule 144, subject to stockholder approval under American Stock Exchange rules. If a Qualified Offering does not occur by December 17, 2007, the Notes will become convertible into the Registrant's common stock (the "Conversion Shares").

Repayment of the Notes is secured by a lien on all assets of the Registrant and its subsidiaries, which lien is junior to those of LaSalle Bank Midwest, N.A. (f/k/a Standard Federal Bank) and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch (collectively, "LaSalle"), and the second lien of Laurus Master Fund, Ltd. ("Laurus").

The foregoing description of the Financing Agreement and related financing and security agreements described above is only a summary and is not intended to be complete. You are encouraged to read each of these documents in their entirety. Copies of the same are annexed as exhibits to the Current Report of the Registrant on Form 8-K dated June 18, 2007.


Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 2.03 in this Current Report on Form 8-K is hereby incorporated by reference in its entirety.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007                     TARPON INDUSTRIES, INC.

                                        By: /s/ James W. Bradshaw
                                            ---------------------------------
                                                James W. Bradshaw
                                                Chief Executive Officer